UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2011
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 3, 2011, Northfield Bank entered into amended and restated employment agreements with its Chairman of the Board, President and Chief Executive Officer, John W. Alexander, and it’s Executive Vice President, Michael J. Widmer. Pursuant to the review provided for in each agreement, the agreements were extended for an additional year so that the term of the agreements remains three years. The amended and restated agreements are filed as exhibits to this Current Report on Form 8-K.

The Company also amended the employment agreements with its Chief Lending Officer, Kenneth J. Doherty, and its Chief Financial Officer, Steven M. Klein. The amendment to Mr. Doherty and Mr. Klein’s contracts expand the reasons that Northfield Bank may elect to provide the executives with lump sum cash payments equal to the value of certain health and welfare benefits that the executives are entitled to under the contracts. The terms of Mr. Doherty and Mr. Klein’s agreements were not extended, and remain subject to annual review by the Compensation Committee of the Bank, prior to their July 1st renewal date.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement with John W. Alexander, dated January 1, 2011

10.2	Employment Agreement with Michael J. Widmer, dated January 1, 2011

10.3	Addendum to Employment Agreement with Steven M. Klein, dated January 1, 2011

10.4	Addendum to Employment Agreement with Kenneth J. Doherty, dated January 1, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: January 4, 2011	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer